Exhibit 10.9

DORCHESTER MINERALS MANAGEMENT LP

EQUITY INCENTIVE PROGRAM

COMMON UNIT AWARD AGREEMENT

THIS COMMON UNIT AWARD AGREEMENT, made and entered into as of the {date} (the “Grant Date”), by and between Dorchester Minerals Management LP, a Delaware limited partnership (“Minerals Management”), and {name}, a Manager, officer or employee of Operating or one of its Affiliates (“Participant”).

WHEREAS, the Administrator acting under Minerals Management Equity Incentive Program (the “Program”), has the authority to make Common Unit Awards, which are awards of common units representing limited partnership interests in Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”), to managers, officers or employees of Dorchester Minerals Operating LP (“Operating”) or an Affiliate; and

WHEREAS, pursuant to the Program, the Administrator has determined to make such an award to Participant on the terms and conditions set forth in the Program and this Agreement, and Participant desires to accept such award;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Common Unit Award. On the terms and conditions hereinafter set forth, Minerals Management hereby awards to Participant, and Participant hereby accepts, a Common Unit Award (the “Award”) of {number} gross common units representing limited partnership interests in the Partnership (the “Common Units”). A certificate representing the Common Units, after Section 4 withholding of Common Units is applied to the extent applicable, shall be issued in the name of Participant as of the Grant Date and delivered to Participant on the Grant Date or as soon thereafter as practicable. Notwithstanding the foregoing, at the option of Minerals Management, any Common Units that, under the terms of this Agreement, are issuable in the form of a certificate may instead be issued in book-entry form. The number of Common Units represented by the certificate issued in Participant’s name may be lower than the total number of Common Units awarded hereunder, if a portion of the Participant’s Common Units are withheld pursuant to Section 4.

2.    Vesting; Transferability. The Common Units shall be fully vested on the grant date and not subject to a substantial risk of forfeiture. Participant shall be free to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Units, subject to applicable securities laws and the policies of Operating.

3.    Rights as Limited Partner. Subject to the provisions of this Agreement, upon the issuance of a certificate or certificates representing the Common Units to Participant, or the issuance of the Common Units in book-entry form, Participant shall become the record and beneficial owner thereof for all purposes and shall have all rights of a limited partner of the Partnership with respect to the Common Units.

4.    Withholding Taxes. Participant will pay to Operating or the appropriate Affiliate, or make arrangements satisfactory to Operating or such Affiliate regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Common Units. Operating may, but is not required to, allow Participant to pay the amount of such taxes required by law to be withheld with respect to the grant of the Common Units by (i) withholding units from any grant of Common Units due as a result of the Award, or (ii) providing a money order or cashier’s check on the grant date to Operating for the amount of the Participant’s withholding tax as determined by Operating. Any provision of this Agreement to the contrary notwithstanding, if Participant does not satisfy his or her obligations under this Section, Operating shall, to the extent permitted by law, have the right to deduct from any other compensation payable to Participant, whether or not pursuant to this Agreement or the Program and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Common Units.

5.    Effect on Employment or Service. Nothing contained in this Agreement shall confer upon Participant the right to continue in the employment or service of Operating or any Affiliate, or affect any right which Operating or any Affiliate may have to terminate the employment or service of Participant. This Agreement does not constitute evidence of any agreement or understanding, express or implied, that Minerals Management or any Affiliate will retain Participant as a manager, officer or employee, for any period of time or at any particular rate of compensation.

6.    Investment Representations.

(a)     The Common Units are being received for Participant’s own account with the intent of holding them and without the intent of participating, directly or indirectly, in a distribution of such Common Units and not with a view to, or for resale in connection with, any distribution of such Common Units or any portion thereof.

(b)     A legend may be placed on any certificate(s) or other document(s) delivered to Participant or substitute therefore indicating the restrictions on transferability of the Common Units pursuant to this Agreement and referring to any stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the NASDAQ Stock Market or any other stock exchange or association upon which the Common Units are then listed or quoted, any applicable federal or state securities laws, and any applicable corporate law, and any transfer agent of the Partnership shall be instructed to require compliance therewith.

7.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of (i) Minerals Management and its successors and assigns and (ii) Participant and his or her heirs, devisees, executors, administrators and personal representatives.

8.    Power of Attorney. Participant hereby irrevocably constitutes and appoints each of Minerals Management and any of its officers with full power of substitution, acting jointly or severally, as its attorney-in-fact and agent to sign, execute and deliver, in its name and on its behalf, all or any such agreements, deeds, instruments, documents and/or any counterpart thereof or certificates or to take any such action as it deems necessary from time to time or as is required under any applicable law to admit Participant as an equity holder of the Partnership or to conduct the business of the Partnership. This power of attorney is given to secure the obligations of Participant hereunder and deemed coupled with an interest of the Partnership and is irrevocable.

9.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

10.    Consultation with Counsel. Participant hereby acknowledges and represents that he or she has had the opportunity to consult with independent legal counsel regarding his or her rights and obligations under this Agreement and that he or she fully understands the terms and conditions contained herein.

11.    Governing Law; Agreement Subject to Program. This Agreement shall be governed by the laws of the State of Delaware except for its laws with respect to conflict of laws. This Agreement is subject to the all of the terms and conditions of the Program.

12.    Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Program.

[Signature page follows]

IN WITNESS WHEREOF, Operating and Participant have executed this Agreement as of the date first written above.

DORCHESTER MINERALS MANAGEMENT LP

By:	Dorchester Minerals Management GP LLC, its sole general partner

By:
Name:	Bradley J. Ehrman
Title:	Chief Operating Officer

PARTICIPANT

Participant Signature

Participant Printed Name

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